THE LIPOSOME COMPANY, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS
Annual Meeting of Stockholders,
May 14, 1998
The Holiday Inn, 1053 Route #1,
Princeton, New Jersey 08540

P    The  undersigned  hereby appoints Charles A. Baker
     and Carol J.  Gillespie,  and
     each  of  them,  as  proxies of the undersigned,
     each with  full  power  to  act
R    without  the other and with full power of
     substitution, to vote all  the  shares
     of  Common  Stock  of  THE  LIPOSOME COMPANY, INC.
     held  in  the  name  of  the
O    undersigned at the close of business on March 27,
     1998 at the Annual Meeting  of
     Stockholders  to  be held on May 14, 1998, at 10:15
     A.M. and at any  adjournment
X    thereof,  with all the powers the undersigned would
     have if personally  present.
     The  undersigned  hereby  revokes  any and all
     proxies  heretofore  given  with
Y    respect to such meeting.







PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED
ENVELOPE.

The Board of Directors recommends a vote FOR the following items:

1) Election of Directors

FOR all nominees listed below (except
as marked to the contrary below).

WITHHOLD AUTHORITY to vote for all
nominees listed below.

Charles A. Baker
James G. Andress
Morton Collins, Ph.D.
Stuart F. Feiner
Robert F. Hendrickson
Professor Bengt Samuelsson, M.D.
Joseph T. Stewart
Gerald Weissmann, M.D.
Horst Witzel, Dr.-Ing

To withhold authority to vote for any
individual nominee, write that name
on the line below.

_________________________________

2) Ratification of the appointment by the Board of Directors of Coopers & Lybrand L.L.P. as independent accountants for the 1998 fiscal year.

   FOR _______     AGAINST _______    ABSTAIN _________

3) In their discretion, upon such other
   matters as may properly
   come before the meeting, all
   in accordance
   with the
   accompanying Notice and Proxy
   Statement,
   receipt of which is
   acknowledged.

IF THIS PROXY
IS PROPERLY EXECUTED AND
RETURNED, THE
SHARES REPRESENTED THEREBY WILL
BE VOTED.  IF A
CHOICE IS SPECIFIED BY THE
STOCKHOLDER,
THE SHARES WILL BE VOTED
ACCORDINGLY.
IF NOT
OTHERWISE
SPECIFIED, THE SHARES REPRESENTED BY
THIS PROXY WILL
BE VOTED FOR THE ELECTION OF
DIRECTORS AND
FOR PROPOSAL 2.

SIGNATURE(S)_________________________________DATE________
SIGNATURE(S)______________________________DATE_________
Please sign your name exactly as it appears hereon. In the case of joint owners, each should sign. If signing in a representative capacity, please give title.